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Exhibit 99.1
AXT, Inc. Second Quarter 2022 Results
July 28, 2022
Page 1 of 7

AXT, Inc. Announces Second Quarter 2022 Financial Results

Year-Over-Year Revenue Growth of 22% in 1H22; Gross Margin Expands

FREMONT, Calif., July 28, 2022 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the second quarter, ended June 30, 2022.

Management Qualitative Comments

“This is an exciting time in our business,” said Morris Young, chief executive officer. “Our strong execution on a number of fronts has set the stage for great opportunities in the coming quarters.  We continue to achieve strong growth in highly strategic applications, and are currently ramping several Tier-1 customers. We are also achieving notable success in the development of larger diameter substrates that will enable the next generation of technology innovation across a number of end-markets. This strong execution has driven first half revenue growth of 22% over the previous year and continues to enable us to outperform our market, with emerging opportunities that will layer on over the coming quarters.”

Second Quarter 2022 Results

In order to provide better clarity on its operational and financial results, AXT began reporting its financial results on both a GAAP and non-GAAP basis in the third quarter of 2021. Non-GAAP results exclude stock-based compensation. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the second quarter of 2022 was $39.5 million, compared with $39.7 million for the first quarter of 2022 and $33.7 million for the second quarter of 2021.

●	GAAP gross margin was 39.1 percent of revenue for the second quarter of 2022, compared with 33.6 percent of revenue for the first quarter of 2022 and 36.3 percent for the second quarter of 2021.

●	Non-GAAP gross margin was 39.4 percent of revenue for the second quarter of 2022, compared with 33.8 percent of revenue for the first quarter of 2022 and 36.4 percent for the second quarter of 2021.

●	GAAP operating expenses were $10.1 million for the second quarter of 2022, compared with $9.6 million for the first quarter of 2022 and $8.3 million for the second quarter of 2021.

AXT, Inc. Second Quarter 2022 Results
July 28, 2022

●	Non-GAAP operating expenses were $9.1 million for the second quarter of 2022, compared with $8.6 million for the first quarter of 2022 and $7.4 million for the second quarter of 2021.

●	GAAP operating profit for the second quarter of 2022 was $5.3 million, compared with $3.7 million for the first quarter of 2022 and $3.9 million for the second quarter of 2021.

●	Non-GAAP operating profit for the second quarter of 2022 was $6.4 million, compared with $4.8 million for the first quarter of 2022 and $4.9 million for the second quarter of 2021.

●	Non-operating income and expense, taxes and minority interest for the second quarter of 2022 was an income of $0.3 million, compared with an expense of $0.5 million in the first quarter of 2022 and an income of $0.5 million for the second quarter of 2021.

●	GAAP net income, after minority interests, for the second quarter of 2022 was $5.5 million, or $0.13 per share, compared with net income of $3.2 million or $0.07 per share for the first quarter of 2022 and net income of $4.4 million or $0.10 per share for the second quarter of 2021.

●	Non-GAAP net income for the second quarter of 2022 was $6.7 million, or $0.16 per share, compared with net income of $4.3 million or $0.10 per share for the first quarter of 2022 and net income of $5.4 million or $0.12 per share for the second quarter of 2021.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. The STAR Market IPO remains subject to review and approval by the China Securities Regulatory Commission (“CSRC”) and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei expects to accomplish this goal in the second half of 2022, probably in Q4 2022. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

Conference Call

The company will host a conference call to discuss these results on July 28, 2022 at 1:30 p.m. PT. To access the call by phone, please go to this link to register and you will be provided with dial in details: https://register.vevent.com/register/BI845e5e766e5542c4807cba2ad13e21f8. A webcast link for the call will also be available on the investor relations page at www.axt.com. Additional

AXT, Inc. Second Quarter 2022 Results
July 28, 2022

investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation. We believe that non-GAAP measures provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends. These non-GAAP measures have certain limitations and are not meant to be considered in isolation or as a substitute for GAAP financial information. Please note that other companies may calculate non-GAAP financial measures differently. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, including technology trends and new applications, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of investments in

AXT, Inc. Second Quarter 2022 Results
July 28, 2022

Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Second Quarter 2022 Results
July 28, 2022

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue	$39,487	$33,735	$79,140	$65,085
Cost of revenue	24,052	21,497	50,397	41,311
Gross profit	15,435	12,238	28,743	23,774
Operating expenses:
Selling, general and administrative	6,693	5,795	13,143	11,365
Research and development	3,453	2,537	6,612	4,942
Total operating expenses	10,146	8,332	19,755	16,307
Income from operations	5,289	3,906	8,988	7,467
Interest income (expense), net	(188)	39	(371)	(11)
Equity in income of unconsolidated joint ventures	2,177	1,502	3,302	2,613
Other income (expense), net	294	61	285	(50)
Income before provision for income taxes	7,572	5,508	12,204	10,019
Provision for income taxes	1,027	893	1,687	1,639
Net income	6,545	4,615	10,517	8,380
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(999)	(230)	(1,806)	(570)
Net income attributable to AXT, Inc.	$5,546	$4,385	$8,711	$7,810
Net income attributable to AXT, Inc. per common share:
Basic	$0.13	$0.11	$0.21	$0.19
Diluted	$0.13	$0.10	$0.20	$0.18
Weighted-average number of common shares outstanding:
Basic	42,001	41,248	41,935	41,124
Diluted	42,511	42,727	42,586	42,725

AXT, Inc. Second Quarter 2022 Results
July 28, 2022

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$41,043	$36,763
Restricted cash	3,900	—
Short-term investments	4,471	5,419
Accounts receivable, net	38,751	34,839
Inventories	77,280	65,912
Prepaid expenses and other current assets	11,935	17,252
Total current assets	177,380	160,185
Long-term investments	7,760	9,576
Property, plant and equipment, net	152,882	142,415
Operating lease right-of-use assets	2,021	2,324
Other assets	21,222	17,941
Total assets	$361,265	$332,441
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,317	$16,649
Accrued liabilities	14,581	17,057
Short-term loan, related party	—	1,887
Bank loan	32,973	12,229
Total current liabilities	70,871	47,822
Noncurrent operating lease liabilities	1,596	1,935
Other long-term liabilities	2,069	2,453
Total liabilities	74,536	52,210

Redeemable noncontrolling interests	48,265	50,385

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	43	43
Additional paid-in capital	233,364	231,622
Accumulated deficit	(21,259)	(29,970)
Accumulated other comprehensive income	637	6,302
Total AXT, Inc. stockholders’ equity	216,317	211,529
Noncontrolling interests	22,147	18,317
Total stockholders’ equity	238,464	229,846
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$361,265	$332,441

AXT, Inc. Second Quarter 2022 Results
July 28, 2022

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP gross profit	$15,435	$12,238	$28,743	$23,774
Stock compensation expense	113	36	226	75
Non-GAAP gross profit	$15,548	$12,274	$28,969	$23,849

GAAP operating expenses	$10,146	$8,332	$19,755	$16,307
Stock compensation expense	1,021	939	1,996	1,716
Non-GAAP operating expenses	$9,125	$7,393	$17,759	$14,591

GAAP income from operations	$5,289	$3,906	$8,988	$7,467
Stock compensation expense	1,134	975	2,222	1,791
Non-GAAP income from operations	$6,423	$4,881	$11,210	$9,258

GAAP net income	$5,546	$4,385	$8,711	$7,810
Stock compensation expense	1,134	975	2,222	1,791
Non-GAAP net income	$6,680	$5,360	$10,933	$9,601

GAAP net income per diluted share	$0.13	$0.10	$0.20	$0.18
Stock compensation expense per diluted share	$0.03	$0.02	$0.05	$0.04
Non-GAAP net income per diluted share	$0.16	$0.12	$0.25	$0.22

Shares used to compute diluted net income per share	42,511	42,727	42,586	42,725